Exhibit 99.1

                                PAPERWORKS, INC.
================================================================================
                             9817 N. 95th St., #105
                            Scottsdale, Arizona 85258

April 17, 2012

Data Pangea LLC
P.O. Box 51470
Lighthouse Point, FL 33064

Attention: Michael Spiegel

Dear Mr. Spiegel,

Re: Letter of Intent for the combination of Data Pangea, LLC ("Data") and Paperworks, Inc. ("Paperworks")

This letter confirms our mutual intention to enter into negotiations to effect a business combination (the "Transaction") on the terms set forth below. This letter is not intended to create legally binding obligations except as set out in paragraphs 4, 6 and 7 below but will serve as the basis for negotiating a definitive agreement leading to the completion of the Transaction.

1. THE TRANSACTION

1.1 STRUCTURE: The Transaction may be effected in one of several different ways, including an asset acquisition, merger of Data and Paperworks, or a share exchange whereby Paperworks purchases the membership interests of Data from its members in exchange for shares of Paperworks.

The parties will jointly determine the optimum structure for the Transaction in order to best satisfy tax planning, regulatory and other considerations, including mutually agreed upon performance based milestones.

1.2 EXCHANGE: The number of Paperworks shares that the members of Data will hold on the closing of the Transaction will be 3,000,000 restricted shares of common stock.

1.3 TERMS AND CONDITIONS: The definitive agreement under which the parties will agree to carry out the Transaction (the "Transaction Agreement") will contain provisions that are customary for a transaction of this nature, and will include (but not be limited to) representations and warranties of both Data and Paperworks (and the Data principal shareholders), including Paperworks's status as a reporting issuer with the U.S. Securities and Exchange Commission Exchange (the "SEC"). The closing conditions in favour of both Paperworks and Data will include the following:

     (a) receipt of all required regulatory approvals to the carrying out of the Transaction;

     (b) approvals of the boards of directors of Data and Paperworks and shareholders of Data;

     (c)  obtaining all required consents of third parties;

     (d) completion of all required audited and unaudited financial statements of Data, prepared in accordance with US GAAP and audited and by a PCAOB registered audit firm;

Paperworks, Inc.
----------------
Data Pangea LLC
Letter of Intent
Page | 2


     (e) cancellation of 3,000,000 of the currently issued and outstanding shares of common stock;

     (f) Paperworks and its accountant having had a reasonable opportunity to review the foregoing financial statements (including corporate tax returns, general ledger listings, adjusting entries and opening trial balances) of Data, and that both Paperworks and its accountant are satisfied with the content of such financial statements;

     (g) completion, to their respective sole satisfaction, of due diligence by Data and Paperworks of each other;

     (h) no material change in the employment agreements of either party without the prior consent of the other party;

     (i) all representations in the Transaction Agreement being accurate as of the closing of the Transaction;

     (j) no adverse material change in the business or financial condition of Data or Paperworks since the execution of the Transaction Agreement;

     (k) closing of the transaction to be completed on a best efforts basis by both parties within the following parameters:

          (i) notice of completion of substantial due diligence and board approval by both parties by May 1, 2012;

          (ii) execution of Transaction Agreement by May 1, 2012;

          (iii)receipt of all required shareholder approvals from Data by May 1, 2012; and

          (iv) closing of Transaction by May 1, 2012.

          Both parties will work diligently during this period but recognize that regulatory and other market delays may require adjustments to this timetable.

2. DUE DILIGENCE

Once all parties have signed this letter, the due diligence teams of Data and Paperworks will commence due diligence investigations on the other entity. Data and Paperworks will give the other full access to all of its (i) books, records, business plans, financial and operating data and all other information; (ii) assets and operations; and (iii) personnel.

In the event that each of Paperworks and Data do not notify the other in writing prior to 5:00 p.m. (MST) on May 1, 2012 (or such later date as the parties may mutually agree upon) that the results of their investigations are satisfactory and they are willing to negotiate and enter into the Transaction Agreement, this letter agreement shall terminate and be of no further force or effect.

Paperworks, Inc.
----------------
Data Pangea LLC
Letter of Intent
Page | 3


3. DEFINITIVE AGREEMENT

Upon the satisfactory completion of diligence by Data and Paperworks, the parties shall negotiate the terms of the Transaction Agreement, acting reasonably and in good faith, with a view to executing the agreement on or before May 1, 2012.

4. STANDSTILL

During the period from the satisfactory completion of diligence until this letter agreement is either superseded by the Transaction Agreement or terminated pursuant to section 2, Data agrees that it will:

     (a) not solicit offers or have discussion with any third parties regarding its sale of its shares or assets or any other form of business combination,

     (b) conduct its business only in, and not take any action except in, the usual, ordinary and regular course of business consistent with past practice, and

     (c) not pay any dividends engage in non-arms length transactions with their shareholders, or redeem in excess of 1% of its currently outstanding shares.

5. TRANSACTION COSTS

In the event that this Transaction does not close, each of the parties will be responsible for all costs (including, but not limited to, financial advisory, accounting, legal and other professional or consulting fees and expenses) incurred by it in connection with the transactions contemplated hereby.

6. PUBLICITY

Neither party will make any announcement, issue any press release or otherwise disclose the existence of this letter, without the prior written consent of the other party.

Data acknowledges that, as a reporting issuer, Paperworks will be required to give public disclosure about the Transaction.

7. CONFIDENTIALITY AGREEMENTS

Each party will agree to keep the existence and the terms of this Letter of Intent confidential and will not make any disclosure except where disclosure is required by law. In addition, each party agrees that any information provided to the other in connection with the negotiation and entering into of the definitive agreements for the Transaction will be maintained in confidence, will not be disclosed to any other party, other than each party's respective professional advisors, except where disclosure is compelled by applicable law and will not be used by the party for any purpose other than the evaluation and completion of the Transaction. Each party will ensure that its respective officers, directors, employees and consultants will agree to maintain all information in connection with this Letter of Intent and the business combination transactions confidential. All obligations regarding confidentiality will survive termination of this Letter of Intent.
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Paperworks, Inc.
----------------
Data Pangea LLC
Letter of Intent
Page | 4


8. GENERAL

This letter will be governed by and construed in accordance with the laws of State of Nevada. Paperworks and Data submit to the jurisdiction of the courts of State of Nevada with respect to any matters arising out of this letter.

This letter will not constitute an offer capable of acceptance. Upon the written confirmation of the general terms and conditions set out in this letter by the parties to whom it is addressed, it will constitute a non-legally binding memorandum of understanding (except for paragraphs 4, 6 and 7) between us with respect to the principal terms and conditions to be included in a definitive agreement.

If you are in agreement with the foregoing, please confirm that this letter accurately sets forth your understanding of the terms of the proposed Transaction and the other matters set forth herein, by signing a copy of this letter below and returning it to us prior to 5:00 p.m. (MST) on April 20, 2012 failing which this letter shall be null and void.

This letter may be executed in any number of counterparts, each of when executed and delivered (including by way of facsimile) is an original but all of which taken together shall constitute one and the same instrument.

We look forward to working together.

Yours very truly,

PAPERWORKS INC.


By: /s/ Rhoda Rizkalla
    ----------------------------------
    Rhoda Rizkalla, President

Agreed and confirmed this 17th day of April, 2012.

DATA PANGEA LLC


By: /s/ Michael Spiegel
    ----------------------------------
    Authorized Signatory